EXHIBIT 32.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the Quarterly Report on Form 10-Q

for the Quarter Ended September 30, 2007

of WorldSpace, Inc.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), the undersigned officer of WorldSpace, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2007	/s/ SRIDHAR GANESAN
Sridhar Ganesan Executive Vice President–Chief Financial Officer

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.